                                                                    EXHIBIT 99.3

                                    CONSENT

     The undersigned hereby consents to being named in the Registration Statement (the "Registration Statement") on Form S-1 of RV Centers, Inc. ("RV Centers") as a director to be appointed after consummation of the initial public offering of RV Centers.

     IN WITNESS WHEREOF, the undersigned has executed this Consent effective as of the 26th day of January, 1999.

                                                 /s/ ALLEN M. BINFORD

                                          --------------------------------------
                                                     Allen M. Binford